Exhibit 5.1

                                  July 26, 2004

Ultralife Batteries, Inc.
2000 Technology Parkway
Newark, New York  14513

         Re: Ultralife Batteries, Inc.
             Registration Statement on Form S-8

Ladies and Gentlemen:

      You have requested our opinion in connection with your Registration Statement on Form S-8, filed under the Securities Act of 1933, as amended (the "Registration Statement"), with the Securities and Exchange Commission (the "Registration Statement") in respect of the proposed issuance by Ultralife Batteries, Inc. (the "Company") of up to 750,000 additional shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company pursuant to the Company's Amended and Restated 2004 Long-Term Incentive Plan (the "Plan").

      We have examined the following corporate records and proceedings of the Company in connection with the preparation of this opinion: its Certificate of Incorporation as amended and restated to date; its By-laws as currently in force and effect; its minute books, containing minutes and records of proceedings of its stockholders and its Board of Directors from the date of incorporation to the date hereof; the Registration Statement and the related exhibits thereto; applicable provisions of laws of the State of Delaware; and such other documents and matters as we have deemed necessary.

      In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Company, certificates and documents issued by public official and authorities, and information received from searches of public records. Based upon and in reliance on the foregoing, we are of the opinion that:

      1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware as of July 21, 2004.

      2. The Company has the authority to issue an additional 750,000 shares of Common Stock pursuant to the terms of the Plan.

      3. The 750,000 shares of Common Stock to be issued by the Company will, when issued and, where required, paid for in accordance with the provisions of the Plan and the respective award agreements pursuant to which awards are made under the Plan, be validly authorized and legally issued and outstanding, fully paid and non-assessable.

      We hereby consent to being named in the Registration Statement as attorneys who will, for the Company, pass upon the validity of the issuance of the additional 750,000 shares of Common Stock offered thereby, and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                /s/ Harter Secrest & Emery LLP
                                Harter Secrest & Emery LLP